                                                                    EXHIBIT 99.5

                         [PEROTSYSTEMS(TM) LETTERHEAD]

26 November 1997

VIA FAX: 202/393-5760

Skadden, Arps, Slate, Meagher & Flom LLP
Attn: Martin R. Hoffman
1440 New York Avenue, N.W.
Washington, D.C. 20005-2111

Re: California Independent System Operator

Dear Marty:

As we discussed during our recent meeting with Mr. Jeffrey Tranen of the California Independent System Operator, Inc. (ISO) and Mr. Ronald Nash of Perot Systems Corporation ("Perot Systems"), I am enclosing for your review the following documents:

     1. A "Disclaimer" proposed to be used in Perot Systems' sales and marketing presentations involving the California energy market deregulation.

     2. A "Letter" proposed to be sent to potential participants in the California energy market to whom Perot Systems has made sales and marketing presentations.

     3. An "Ethics Wall" proposed to be invoked formally for Perot Systems associates working with the ISO.

In response to Mr. Tranen's inquiry, Perot Systems has made presentations regarding our consulting capabilities with respect to California market restructuring to three potential market participants (in addition to related presentations made to the ISO and the California Power Exchange). Of these three companies, two decline to reveal their identities under the terms of our non-disclosure agreements. The remaining company is San Diego Gas and Electric, and its parent, Energy Pacific, which has informed the ISO of our confidential discussion.

In response to Mr. Tranen's inquiry regarding our relationship with Policy Assessment Corporation (PAC), I have reviewed our contracts database and made appropriate inquiries regarding any such relationship. Perot Systems has no

Mr. Martin R. Hoffman
26 November 1997
Page 2

contractual relationship with PAC, except for mutual non-disclosure agreements. Perot Systems and PAC make periodic joint sales presentations in situations where we have mutual business interests, and we have discussed various potential joint projects. However, we have not yet engaged in any joint projects and none are currently pending. Perot Systems has not provided any services to PAC, but has received consulting services from PAC. In addition, PAC does not employ any current or former associates of Perot Systems.

Upon your approval of the forms of these documents, Perot Systems will promptly
(i) formally communicate the content of the Ethics Wall to the appropriate associates, (ii) send the Letter to each of potential participants to whom Perot Systems has made sales and marketing presentations regarding our consulting capabilities with respect to California market restructuring, and
(iii) ensure that the Disclaimer appears as part of our sales and marketing presentations regarding our consulting capabilities with respect to California market restructuring.

Based on our discussions of November 18th, and following our compliance with Mr. Tranen's requests in this matter, it is our understanding that the ISO will make similar requests to each of the ISO's vendors who offer consulting services relating to California market restructuring and that Mr. Tranen will formally withdraw the allegations made in his letter dated October 22, 1997.

If you have any questions regarding these matters, please call me at 972/383-5615 at your earliest convenience. Best wishes for the holidays.

Sincerely,

/s/ CHARLES N. BELL

Charles N. Bell

CC: Jeffrey D. Tranen (w/attachments)
    California Independent System Operator, Inc.

    Andy Goletz (w/attachments)
    Ron Nash (w/attachments)
    Ken Scot (w/attachments)
    Ed Smith (w/attachments)

                           PROPOSED DISCLAIMER SLIDE

Perot Systems' services addressing the restructuring of California's power markets and development of supporting infrastructure and services are based on our understanding of the California ISO's and PX's business protocols; NOT the use of, or knowledge of, any proprietary client systems.

Proposed Letter to Contacts:

The California Independent Service Operator (ISO) has retained Perot Systems Corporation (Perot Systems) as a member of the ISO Alliance, LLC to provide professional services to the ISO in the design, development, integration and roll-out of the information technology applications supporting the ISO's business operations.

Recently, the ISO expressed concerns over the potential insights which Perot Systems and the ISO's other service providers may possess into its proprietary systems or operations.

To address these concerns and avoid any suggestion, whether real or perceived, of Perot Systems using information not in the public domain in performing services to other clients, Perot Systems agreed to initiate several actions, including contacting its present clients and those prospects with whom we have been discussing matters of California market restructuring to reinforce our position in matters of this nature.

I am writing to you in support of these agreements.

Perot Systems' offering of our services addressing the restructuring of California's power markets and development of supporting infrastructure and services, are based on our understanding of the ISO's and the California Exchange's business protocols; not the use of, or knowledge of, any proprietary client systems.

We are fortunate to count amongst the members of our team, subject matter experts in such issues as congestion theory and in other equally critical aspects of the business rules governing these markets. It is through these Associates' comprehension of the business rules and their applications to the market that our strategic service offerings are shaped.

Perot Systems' Standards and Ethical Principals embody the highest concepts and standards of honesty and integrity. Our values require that we operate with absolute integrity and that each of our associates conduct themselves in a manner that will bring credit to themselves, their families and the company at all times. Each and every associate pledges his or her personal and professional commitment to these principals and values. There are no exceptions.

It is understandable that the major changes all of us are facing in deregulating this industry should be accompanied by states of anxiousness. Perot Systems feels it important that our clients can be assured that one constant they can expect is the measure of integrity with which we will approach their business dealings. We welcome the opportunity to discuss these matters if you have any concerns or questions whatsoever. We will be contacting each of you directly to review any concerns which you may have.

These are exciting times. We look forward to working with you to shape the future.

Sincerely,

                                   MEMORANDUM



To: All Perot Systems Associates and Independent Contractors Engaged on the California ISO Account


From: Andy Goletz


Date: [DRAFT]


Re:   California ISO Ethics Wall


Please review the attached document and return the attached Affirmation to me as soon as possible. It is essential that you review this document carefully and comply with its requirements.


If you have any questions, please give me a call.

                     CALIFORNIA INDEPENDENT SYSTEM OPERATOR
                                   ETHICS WALL

                                NOVEMBER 17, 1997


              THIS DOCUMENT REQUIRES YOUR IMMEDIATE CAREFUL REVIEW

The core concepts of Perot Systems Corporation's ("Perot Systems") Standards and Ethical Principals are the highest standards of honesty and integrity. Our values require that we operate with integrity and that each of our associates conduct themselves in a manner that will bring credit to themselves, their families and the company at all times.


California Independent System Operator, Inc. (the "Client") has engaged the ISO Alliance, LLC (the "Alliance") to provide certain project management, system development, system integration, system testing and training services in connection with electric utility deregulation and the new competitive environment in the California electric industry. Perot Systems is a member of, and a subcontractor to, the Alliance and has certain contractual obligations to the Alliance and our Client with respect to (1) the disclosure and use of the Alliance's and our Client's confidential information and (2) the acceptance of certain third party client engagements.

Perot Systems' Standards and Ethical Principals, as well as your Associate Agreement, Independent Contractor Agreement, or Confidentiality and Proprietary Rights Agreement, as the case may be, prohibit the disclosure or use of our Client's confidential or proprietary business and technical information without Perot Systems' and our Client's approval.

From time to time, you may be called upon to participate in discussions with the California Power Exchange (the "PX"), one or more investor owned utilities, one or more scheduling coordinators (including the PX when acting in such capacity), vendors or other persons who may use or have another interest in the computer systems or our Client. In addition, you should be aware than certain Perot Systems associates may be engaged in marketing consulting or technology services to these parties.

In order to ensure compliance with Perot Systems' Standards and Ethical Practices and our contractual obligations to our Client and to avoid the appearance of a conflict of interest, Perot Systems is formally establishing a so-called "Ethics Wall" with respect to all associates who perform services for our Client. This Ethics Wall will serve to reinforce, to the greatest extent practicable, the care to be exercised by all associates involved in Perot Systems' work for our Client, particularly when talking to persons who are involved in Perot Systems' work for third parties who may have an interest in our Client's confidential or proprietary information.


            ALL PEROT SYSTEMS ASSOCIATES AND CONTRACT PERSONNEL MUST
           CAREFULLY REVIEW AND COMPLY WITH THE FOLLOWING RESTRICTIONS
                         WHICH COMPRISE THE ETHICS WALL

                     CALIFORNIA INDEPENDENT SYSTEM OPERATOR
                                  ETHICS WALL

                               NOVEMBER 17, 1997



Definitions

1. Except for persons designated as members of the Marketing Team or the Joint Team, all Perot Systems associates and independent contractors who are currently providing, services for this Client are designated members of the "Client Team."

2. Except for persons designated as members of the Joint Team, all Perot Systems associates who are actively involved in the marketing and sale of Perot Systems' services to competitors or customers of this Client are designated part of the "Marketing Team." Third parties with whom Perot Systems is making joint marketing presentations will also be designated members of the Marketing Team.

3. All Perot Systems associates who (a) provide services after the date of this document or during the six months prior to the date of this document have provided services for this Client, and (b) are actively involved in the marketing and sale of Perot Systems' services to competitors, customers or suppliers of this Client are designated part of the "Joint Team." The Client will be notified of the assignment of associates to the Joint Team.

4. All written and oral information disclosed by Client or its agents to the Client Team will be considered by all members of the Client Team to be confidential ("Confidential Information") and will be held in strict confidence except to the extent (a) reasonably necessary for the Client Team to perform Perot Systems' contractual obligations to Client, as such obligations and reasonable necessity are determined by the Account Manager, or (b) disclosure of such Confidential Information is authorized by Client or Perot Systems' legal department. Unless otherwise required by Perot Systems' contractual obligations to Client, Confidential Information will not include information that is (1) publicly available without fault of Perot Systems or the Alliance, (2) or was known to Perot Systems prior to its disclosure by Client or members of the Alliance, or (3) received from a third party without restriction as to confidentiality. This paragraph is intended to define a standard of conduct for Perot Systems' associates and independent contracts, and will not be deemed to modify any term or condition of any agreement between Perot Systems and Client, any associate, any independent contractor or any other person, as the case may be.

Requirements

5. So long as Perot Systems is providing services for this Client, and for 90 days thereafter, Perot Systems' will:

     (a) maintain accurate and complete lists of the Client Team, the Marketing Team and the Joint Team and post such lists in locations accessible to all members of the Client Team, the Marketing Team and the Joint Team;

                     CALIFORNIA INDEPENDENT SYSTEM OPERATOR
                                  ETHICS WALL

                               NOVEMBER 17, 1997

     (b) notify all members of the Client Team each time a new associate or independent contractor joins or leaves the Client Team;

     (c) distribute this document to each associate and independent contractor who performs services for the Client and each other Perot Systems associate who is reasonably expected to be a member of the Marketing Team; and

     (d) maintain a file containing the Affirmations of this Ethics Wall executed by all member of the Client Team, Marketing Team and Joint Team.

6. Members of the Client Team are absolutely barred from disclosing any of Client's Confidential Information to any person other than (1) members of the Client Team, except where such person is a member of the Marketing Team or Joint Team, their supervisors, or (2) persons authorized by Client or a Perot Systems attorney to receive such Confidential Information; provided, in each case, that such person has entered into a confidentiality agreement with Perot Systems or Client.

7. Members of the Joint Team may actively participate in Perot Systems' marketing activities and may provide consulting services for third parties other that Client, provided that such person does not disclose any Confidential Information to any third party.

8. Each member of the Client Team, Marketing Team and Joint Team will execute the Affirmation attached to this document.

     PEROT SYSTEMS ASSOCIATES AND INDEPENDENT CONTRACTORS WHO HAVE CONCERNS
        ABOUT PERCEIVED VIOLATIONS OF THE REQUIREMENTS SET FORTH IN THIS
           DOCUMENT WILL IMMEDIATELY REPORT SUCH INFORMATION TO PEROT
                   SYSTEMS' LEGAL DEPARTMENT AT 972/383-5600

     IF YOU ARE NOT DESIGNATED AS A MEMBER OF THE CLIENT PROJECT TEAM, THE
       MARKETING TEAM, OR THE JOINT TEAM, BUT BELIEVE THAT YOU SHOULD BE
           INCLUDED ON ONE OF THOSE LISTS, PLEASE CONTACT THE ACCOUNT MANAGER OR THE PEROT SYSTEMS LEGAL DEPARTMENT IMMEDIATELY.

         IF YOU HAVE ANY QUESTIONS CONCERNING THE REQUIREMENTS OF THIS
             ETHICS WALL, PLEASE CONTACT THE ACCOUNT MANAGER OR THE
                        PEROT SYSTEMS LEGAL DEPARTMENT.

                     CALIFORNIA INDEPENDENT SYSTEM OPERATOR
                                  ETHICS WALL

                               November 17, 1997

                                  AFFIRMATION

By signing this Affirmation, I represent to Perot Systems that:

A. I have read Perot Systems' Standards and Ethical Principles, and agree to abide by its requirements; and

B. I have read this CALIFORNIA INDEPENDENT SYSTEM OPERATOR ETHICS WALL, and agree to abide by its requirements.


Signature:
          -----------------------------
Name:
          -----------------------------
Date:
          -----------------------------





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